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                                                                   EXHIBIT 4.1.3


______________________                                    ______________________
       NUMBER                                                     SHARES
                                [GRAPHIC OMITTED]
______________________                                    ______________________


                           LEVCOR INTERNATIONAL, INC.
                            SERIES A PREFERRED STOCK
                          4,555,007 AUTHORIZED SHARES
                           $0.01 PAR VALUE PER SHARE

THIS CERTIFIES THAT _________ (SPECIMEN)_______________ is the owner of _______________________________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated ____________________________